EXHIBIT 99.1

                  [LOGO OF CARVER BANCORP, INC.]                   FOR IMMEDIATE
                                                                         RELEASE


                  Contact:  David Lilly / Ruth Pachman      William Gray
                            Kekst and Company               Carver Bancorp, Inc.
                            (212) 521-4800                  (212) 360-8840

               CARVER BANCORP, INC. REPORTS FIRST QUARTER RESULTS

 ANNOUNCES FIRST QUARTER EPS OF $0.42, INCREASES FIRST QUARTER DIVIDEND TO $0.07

NEW YORK, NEW YORK, JULY 28, 2004 - Carver Bancorp, Inc. (the "Company" or "Carver") (AMEX: CNY), the holding company for Carver Federal Savings Bank (the "Bank"), today announced its results of operations for the three-month period ended June 30, 2004, the first quarter of the fiscal year ended March 31, 2005 ("fiscal 2005").

The Company reported diluted earnings per share of $0.42 for the quarter ended June 30, 2004, unchanged compared to the same period last year. Net income available to common stockholders of $1.0 million remained substantially unchanged from the same period last year.

Commenting on the Company's results, President and Chief Executive Officer Deborah C. Wright stated: "Carver's first quarter fiscal 2005 results reflect continued growth in net interest income in a very challenging interest rate environment. This result has been achieved through growth in the loan portfolio and successful balance sheet management, while maintaining a disciplined approach to asset quality and limiting long-term interest rate risk. Our business model has enabled the Company to replace lower yielding investments with real estate loans and replace borrowings with deposits, thereby increasing franchise value. The rise in long-term interest rates has reduced mortgage refinance activity which, as expected, has reduced mortgage prepayment penalty income compared to the same period last year. However, non-interest income has remained stable as fee income from other sources, including loan and deposit services, increased."

Ms. Wright continued: "We remain committed to making investments to expand Carver's presence in important target markets and thereby provide long-term earnings momentum and stockholder value. During March 2004, Carver announced its intention to acquire Independence Federal Savings Bank in Washington, D.C. Integration efforts will begin upon approval of Independence shareholders which is expected later this year. Carver continues to make significant investments in its New York City franchise. The successful opening of the Jamaica Center branch in Queens in February 2004 and the planned opening of our new branch at Atlantic Terminal in Fort Greene, Brooklyn this week reflects the Bank's strategy to achieve disciplined growth in our core markets. While the additional costs associated with this expansion have increased non-interest expense in the near term, we anticipate that these costs will be mitigated by revenues generated from newly acquired deposits, loans and fees provided by customers from these sites."

Ms. Wright continued: "We are pleased to report that on July 27, 2004 the Board of Directors, based on its confidence in Carver's long-term growth and earnings outlook, declared a $0.07 per

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share quarterly dividend for the first quarter of fiscal 2005, a 40% increase from the previous quarter's dividend."

SUBSEQUENT EVENTS TO CLOSE OF FIRST QUARTER

Ms. Wright further commented: "After the close of our first quarter, Carver received two significant honors. First, the Office of Thrift Supervision has advised us that as a result of its most recent examination, Carver's Community Reinvestment Act performance has been rated "Outstanding" for the first time in the Bank's history. Second, the Community Development Financial Institutions Fund of the Department of the Treasury has selected the Bank to receive a $1.5 million grant as part of its Bank Enterprise Award Program, which seeks to expand financing activities in economically distressed areas throughout the nation. Carver was one of only four institutions to receive the maximum grant. A portion of these funds will be shared with our non-profit lending partners related to this grant, and the remaining amount will be invested in furtherance of our business strategy to enhance stockholder value. Both developments recognize our success in expanding capital in Carver's markets."

INCOME STATEMENT HIGHLIGHTS

Net income available to common stockholders of $1.0 million remained substantially unchanged from the same period last year. These results were achieved primarily from a 6.0% increase in net interest income offset by a 4.2% increase in non-interest expense and an increase in income tax expense partially due to an increase in the Bank's effective tax rate.

Net interest income before the provision for loan losses increased $258,000, or 6.0%, to $4.5 million compared to $4.3 million for the same period last year. This increase is a result of an increase in interest income of $196,000, or 3.0%, coupled with a reduction in interest expense of $62,000, or 2.8%, compared to the same period last year. Interest income rose primarily as a result of increased real estate mortgage loan balances partially offset by a decline in securities balances. Interest expense benefited from the low interest rate environment that resulted in lower cost deposits.

The Company did not provide for additional loan loss reserves as the Company considers the current overall allowance for loan losses to be adequate.

Non-interest income remained unchanged at $1.1 million compared to the same period last year. These results were achieved this quarter primarily from a gain on the sale of securities of $94,000 and additional deposit fees and charges of $36,000, primarily offset by a reduction in loan fees and service charges of $123,000. The decline in loan fees and service charges was largely attributable to a decrease of $246,000 in mortgage prepayment penalty income, partially offset by the recognition of $116,000 of income from mortgage servicing rights on prior period sales of fixed rate loans where servicing rights were retained.

Non-interest expense increased $158,000, or 4.2%, to $3.9 million compared to $3.8 million for the same period last year. The increase in non-interest expense was largely due to increases in employee compensation, net occupancy and supplies primarily related to the new Jamaica Center branch, partially offset by reductions in legal and consulting expenses.

Income before taxes increased $99,000, or 6.0%, to $1.7 million compared to the same period last year. Income taxes increased $104,000, or 18.6%, to $663,000 compared to the same period last year partly due to an increase in the Company's effective tax rate from 34% in fiscal 2004 to

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

38% in fiscal 2005 to maintain an appropriate tax provision.

FINANCIAL CONDITION HIGHLIGHTS

At June 30, 2004, total assets increased by $14.0 million, or 2.6%, to $552.8 million compared to $538.8 million at March 31, 2004. The asset growth primarily reflects an increase in total loans receivable, net, of $18.9 million as new mortgage loan originations and purchases exceeded mortgage loan repayments. Additional increases were achieved in cash and cash equivalents and office properties and equipment, net, of $3.1 million and $1.3 million, respectively. The $1.3 million increase in office properties and equipment is primarily attributable to the new Jamaica Center branch in Queens. The increase in total assets was partially offset by a decline in total securities of $8.5 million as loan growth replaced investments that matured or prepaid. Management continues to evaluate the balance of interest earning assets allocated to loan originations and purchases as well as mortgage-backed securities while continuing to assess yields and economic risk.

At June 30, 2004, total liabilities increased by $14.2 million, or 2.9%, to $508.4 million from $494.2 million at March 31, 2004. The increase in liabilities is a result of strong deposit growth of $23.8 million, of which $15.0 million was deposited by the City of New York under its Banking Development District program. The increase in deposits was partially offset by repayments of matured borrowings of $2.0 million and a decrease of $7.5 million in other liabilities resulting primarily from the payment of income taxes and bank checks.

At June 30, 2004, total stockholders' equity decreased $222,000, or 0.5%, to $44.4 million compared to $44.6 million at March 31, 2004. The decrease in total stockholders' equity was primarily attributable to a decrease of $1.1 million in accumulated other comprehensive income related to the mark-to-market of the Bank's available-for-sale securities. This decrease was partially offset by an increase in retained earnings of $869,000 from net income derived in the first quarter of fiscal 2005.

During the quarter ended June 30, 2004, the Company purchased 1,350 additional shares of its common stock in open market transactions as part of its stock repurchase program announced on August 6, 2002. To date, the Company has purchased 30,450 shares of its common stock in open market transactions at an average price of $14.14 per share. The Company intends to use the repurchased shares to fund its stock-based benefit and compensation plans and for any other purpose the Board of Directors of the Company deems advisable in compliance with applicable law.

ASSET QUALITY

At June 30, 2004, non-performing assets totaled $1.9 million, or 0.50% of total loans receivable, compared to $2.1 million, or 0.60% of total loans receivable, at March 31, 2004. At June 30, 2004, the allowance for loan losses of $4.1 million decreased $20,000 from March 31, 2004 due to net charge-offs in the first quarter of fiscal 2005. At June 30, 2004, the ratio of the allowance for loan losses to non-performing loans was 217.8% compared to 194.3% at March 31, 2004. At June 30, 2004, the ratio of the allowance for loan losses to total loans receivable was 1.10% compared to 1.16% at March 31, 2004.

Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank, the largest publicly-traded African- and Caribbean-American run financial institution in the United States, operates six full-service

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branches in the New York City boroughs of Brooklyn, Queens and Manhattan. For further information, please visit the Company's website at WWW.CARVERBANK.COM.

STATEMENTS CONTAINED IN THIS NEWS RELEASE, WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). IN ADDITION, SENIOR MANAGEMENT MAY MAKE FORWARD LOOKING STATEMENTS ORALLY TO ANALYSTS, INVESTORS, THE MEDIA AND OTHERS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "SHOULD," "WILL," "WOULD," "COULD," "MAY," "PLANNED," "ESTIMATED," "POTENTIAL," "OUTLOOK," "PREDICT," "PROJECT" AND SIMILAR TERMS AND PHRASES, INCLUDING REFERENCES TO ASSUMPTIONS. FORWARD-LOOKING STATEMENTS ARE BASED ON VARIOUS ASSUMPTIONS AND ANALYSES MADE BY THE COMPANY IN LIGHT OF THE MANAGEMENT'S EXPERIENCE AND ITS PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS AND EXPECTED FUTURE DEVELOPMENTS, AS WELL AS OTHER FACTORS BELIEVED TO BE APPROPRIATE UNDER THE CIRCUMSTANCES. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD RESULT IN MATERIAL VARIATIONS INCLUDE, WITHOUT LIMITATION, THE COMPANY'S SUCCESS IN IMPLEMENTING ITS INITIATIVES, INCLUDING EXPANDING ITS PRODUCT LINE, ADDING NEW BRANCHES AND ATM CENTERS, SUCCESSFULLY RE-BRANDING ITS IMAGE AND ACHIEVING GREATER OPERATING EFFICIENCIES; INCREASES IN COMPETITIVE PRESSURE AMONG FINANCIAL INSTITUTIONS OR NON-FINANCIAL INSTITUTIONS; LEGISLATIVE OR REGULATORY CHANGES WHICH MAY ADVERSELY AFFECT THE COMPANY'S BUSINESS; TECHNOLOGICAL CHANGES WHICH MAY BE MORE DIFFICULT OR EXPENSIVE THAN WE ANTICIPATE; CHANGES IN INTEREST RATES WHICH MAY REDUCE NET INTEREST MARGINS AND NET INTEREST INCOME; CHANGES IN DEPOSIT FLOWS, LOAN DEMAND OR REAL ESTATE VALUES WHICH MAY ADVERSELY AFFECT THE COMPANY'S BUSINESS; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES WHICH MAY CAUSE THE COMPANY'S CONDITION TO BE PERCEIVED DIFFERENTLY; LITIGATION OR OTHER MATTERS BEFORE REGULATORY AGENCIES, WHETHER CURRENTLY EXISTING OR COMMENCING IN THE FUTURE, WHICH MAY DELAY THE OCCURRENCE OR NON-OCCURRENCE OF EVENTS LONGER THAN ANTICIPATED; THE ABILITY OF THE COMPANY TO ORIGINATE AND PURCHASE LOANS WITH ATTRACTIVE TERMS AND ACCEPTABLE CREDIT QUALITY; THE ABILITY OF THE COMPANY TO REALIZE COST EFFICIENCIES; COMPLETION OF THE COMPANY'S PLANNED ACQUISITION OF A SAVINGS BANK IN A NEW MARKET AND INTEGRATING ITS OPERATIONS INTO THE COMPANY; AND GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR LOCALLY IN SOME OR ALL AREAS IN WHICH THE COMPANY DOES BUSINESS, OR CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY WHICH COULD AFFECT DECREASED LIQUIDITY IN THE CAPITAL MARKETS, THE VOLUME OF LOAN ORIGINATION, DEPOSIT FLOWS, REAL ESTATE VALUES, THE LEVELS OF NON-INTEREST INCOME AND THE AMOUNT OF LOAN LOSSES. THE FORWARD-LOOKING STATEMENTS CONTAINED WITHIN HEREIN ARE MADE AS OF THE DATE OF THIS REPORT, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. YOU SHOULD CONSIDER THESE RISKS AND UNCERTAINTIES IN EVALUATING FORWARD-LOOKING STATEMENTS AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS.

                                      # # #

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

                             CARVER BANCORP, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                               (In thousands, except share data)

                                                                                                           JUNE 30,        MARCH 31,
                                                                                                             2004            2004
                                                                                                          (UNAUDITED)
                                                                                                          -----------     ---------
ASSETS
Cash and cash equivalents:
    Cash and due from banks                                                                                 $   9,908     $  11,574
    Federal funds sold                                                                                         15,400         8,200
    Interest Earning Deposits                                                                                     600         3,000
                                                                                                            ---------     ---------
         Total cash and cash equivalents                                                                       25,908        22,774
                                                                                                            ---------     ---------
Securities:
     Available-for-sale, at fair value (including pledged as collateral of
       $73,753 at June 30, 2004, $82,325 at March 31, 2004)                                                    90,932        96,403
     Held-to-maturity, at amortized cost (including pledged as collateral of
       $39,588 at June 30, 2004, $42,189 at March 31, 2004)                                                    40,414        43,474
                                                                                                            ---------     ---------
          Total securities                                                                                    131,346       139,877
                                                                                                            ---------     ---------
Loans receivable:
     Real estate mortgage loans                                                                               369,141       350,015
     Consumer and commercial business loans                                                                     5,770         6,010
     Allowance for loan losses                                                                                 (4,105)       (4,125)
                                                                                                            ---------     ---------
          Total loans receivable, net                                                                         370,806       351,900
                                                                                                            ---------     ---------
Office properties and equipment, net                                                                           13,173        11,826
Federal Home Loan Bank of New York stock, at cost                                                               4,576         4,576
Accrued interest receivable                                                                                     2,433         2,489
Other assets                                                                                                    4,600         5,388
                                                                                                            ---------     ---------
          Total assets                                                                                      $ 552,842     $ 538,830
                                                                                                            =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits                                                                                               $ 397,430     $ 373,665
     Advances from the Federal Home Loan Bank of New York and other borrowed money                            102,266       104,282
     Other liabilities                                                                                          8,723        16,238
                                                                                                            ---------     ---------
          Total liabilities                                                                                   508,419       494,185
                                                                                                            ---------     ---------
Stockholders' equity:
     Preferred stock (par value $0.01 per share; 1,000,000
        shares authorized; 100,000 issued and outstanding)                                                          1             1
     Common stock (par value $0.01 per share: 5,000,000 shares authorized; 2,316,358 shares issued;
        2,290,780 and 2,285,267 outstanding at June 30, 2004 and March 31, 2004, respectively)                     23            23
     Additional paid-in capital                                                                                 23,922        23,882
     Retained earnings                                                                                         21,761        20,892
     Unamortized awards of common stock under management recognition plan                                        (102)          (21)
     Treasury stock, at cost (25,578 shares at June 30, 2004 and 31,091 shares at March 31, 2004)                (330)         (390)
     Accumulated other comprehensive income                                                                      (852)          258
                                                                                                            ---------     ---------
          Total stockholders' equity                                                                           44,423        44,645
                                                                                                            ---------     ---------
     Total liabilities and stockholders' equity                                                             $ 552,842     $ 538,830
                                                                                                            =========     =========

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
              CARVER BANCORP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME
              (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        THREE MONTHS ENDED
                                                                             JUNE 30,
                                                                            (UNAUDITED)
                                                                         2004             2003
                                                                        --------        --------
Interest Income:
   Loans                                                                $ 5,416          $ 4,866
   Total securities                                                       1,260            1,596
   Federal funds sold                                                        36               54
                                                                        --------        --------
     Total interest income                                                6,712            6,516
                                                                        --------        --------
Interest expense:
   Deposits                                                               1,125            1,276
   Advances and other borrowed money                                      1,043              954
                                                                        --------        --------
     Total interest expense                                               2,168            2,230
                                                                        --------        --------
     Net interest income                                                  4,544            4,286
Provision for loan losses                                                     -                -
                                                                        --------        --------
     Net interest income after provision for loan losses                  4,544            4,286
                                                                        --------        --------
Noninterest income:
   Depository fees and charges                                              520              484
   Loan fees and service charges                                            523              646
   Gain on sale of securities                                                94                -
   Gain on sale of loans                                                      2                -
   Other                                                                      -               10
                                                                        --------        --------
      Total non-interest income                                           1,139            1,140
                                                                        --------        --------
Noninterest expense:
   Employee compensation and benefits                                     2,001            1,805
   Net occupancy expense                                                    404              324
   Equipment                                                                370              382
   Other                                                                  1,163            1,269
                                                                        --------        --------
      Total non-interest expense                                          3,938            3,780
                                                                        --------        --------
      Income before income taxes                                          1,745            1,646
Income taxes                                                                663              559

      Net income                                                        $ 1,082          $ 1,087
                                                                        ========        ========
Dividends applicable to preferred stock                                    $ 49             $ 49

      Net income available to common stockholders                       $ 1,033          $ 1,038
                                                                        ========        ========

Earnings per common share:
       Basic                                                             $ 0.45           $ 0.45
                                                                        ========        ========
       Diluted                                                           $ 0.42           $ 0.42
                                                                        ========        ========

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
                      CARVER BANCORP, INC. AND SUBSIDIARIES
                               SELECTED KEY RATIOS
                                   (Unaudited)

                                                         THREE MONTHS ENDED
KEY OPERATING RATIOS:                                         JUNE 30,
                                                      -------------------------
                                                       2004            2003
                                                      ----------- -------------


Return on average assets (1)                            0.79 %        0.85 %
Return on average equity (2)                            9.64         10.59
Interest rate spread (3)                                3.41          3.39
Net interest margin (4)                                 3.46          3.55
Operating expenses to average assets (5)                2.88          2.95
Equity-to-assets (6)                                    8.04          8.09
Efficiency ratio (7)                                   69.29         69.66
Average interest-earning assets to
  interest-bearing liabilities                          1.11          1.09








ASSET QUALITY RATIOS:                                        JUNE 30,           MARCH 31,
                                                           ---------------- ---------------
                                                           2004      2003     2004     2003
                                                           ------ --------- ------- -------
Non performing assets to total assets (8)                   0.34     0.35     0.39     0.36
Non performing assets to total loans receivable (8)         0.50     0.59     0.60     0.61
Allowance for loan losses to total loans receivable         1.10     1.35     1.16     1.40
Allowance for loan losses to non-performing loans (8)      217.8    228.5    194.3    230.7











(1) Net income divided by average total assets, annualized
(2) Net income divided by average total equity, annualized
(3) Combined weighted average interest rate earned less combined weighted average interest rate cost
(4) Net interest income divided by average interestearning assets annualized
(5) Non-interest expenses less loss on foreclosed real estate divided by average total assets, annualized
(6) Total equity divided by assets at period end
(7) Operating expenses divided by sum of net interest income plus noninterest income
(8) Non performing assets consist of non-accrual loans, loans accruing 90 days or more past due, & property acquired in settlement of loans


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